Exhibit 1.1

Execution Version

416,666,667 Shares

SERVICE PROPERTIES TRUST

(a Maryland real estate investment trust)

Common Shares of Beneficial Interest
par value $.01 per share

UNDERWRITING AGREEMENT

March 31, 2026

Yorkville Securities, LLC

1012 Springfield Avenue

Mountainside, New Jersey 07092

as the Representative of the several Underwriters

Ladies and Gentlemen:

Service Properties Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with Yorkville Securities, LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Yorkville Securities, LLC is acting as the representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of beneficial interest, par value $.01 per share (the “Common Shares”), of the Company set forth in Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional 62,500,000 Common Shares. The aforesaid 416,666,667 Common Shares (the “Initial Shares”), together with all or any part of the 62,500,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Shares”), are collectively hereinafter called the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-281645), including the related prospectus, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers, among other securities, the registration of the Shares. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus and prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus and prospectus supplement, in the form furnished to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein), or other references of like import, shall be deemed to include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, at or after the execution and delivery of this Agreement.

The 94 hotels described in the preliminary prospectus, the Prospectus and the General Disclosure Package as being owned by the Company as of December 31, 2025 are collectively referred to herein as the “Hotels.” The 760 service-focused retail net lease properties, including 178 travel centers, described in the preliminary prospectus, the Prospectus and the General Disclosure Package as being owned by the Company as of December 31, 2025 are collectively referred to herein as the “Retail Properties.”

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SECTION 1.           Representations and Warranties.

(a)            Representations and Warranties by the Company. The Company represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time referred to in Section 1(a)(1) hereof, the Closing Time referred to in Section 2(c) hereof and any Date of Delivery referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)	Compliance with Registration Requirements. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

The Original Registration Statement became effective upon filing under Rule 462(e) on August 19, 2024, and, other than as a result of the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2025, the Company has not filed any post-effective amendment thereto that also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

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At the respective times the Original Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the Closing Time and at any Date of Delivery, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time and at any Date of Delivery, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus and the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the Applicable Time (as defined below) and any Date of Delivery, any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included in Schedule D, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company by the Underwriters through the Representative in writing expressly for use in the Registration Statement (including the prospectus filed with the Original Registration Statement) or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package, which information consists solely of the information identified in Section 6(b) below.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:45 P.M. (New York City time) on March 31, 2026 or such other time as agreed by the Company and the Representative.

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“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including any identified on Schedule B hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission (including the investor presentation dated March 30, 2026) or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the preliminary prospectus relating to the offer and sale of the Shares that was most recently furnished to the Underwriters for delivery to potential investors prior to the execution and delivery of this Agreement, including the documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(ii)	Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and when read together with the other information in the Registration Statement, such preliminary prospectus or Prospectus, as the case may be, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the preliminary prospectus or the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering, (c) at the Closing Time and (d) at any Date of Delivery did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)	No Conflicting Information in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus attached to Schedule B hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 3(g) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters through the Representative specifically for use therein, which information consists solely of the information identified in Section 6(b) below.

(iv)	Independent Accountants. The accounting firm that has certified the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

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(v)	Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations. Such financial statements of the Company, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the respective periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP for the respective periods specified the information required to be stated therein. The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein for the respective periods specified and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

In addition, any pro forma financial statements of the Company and its consolidated subsidiaries and the related notes thereto included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

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Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

(vi)	No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or on the liquidity, results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company and any of its subsidiaries, on a consolidated basis, other than those arising in the ordinary course of business or in contemplation of the offering of the Shares, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) except for regular dividends on the Common Shares or the Company’s preferred shares, if any, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there have been no dividends or distributions of any kind declared, paid or made by the Company on any class of its capital shares and (D) there has not been (i) any material decrease in the Company’s consolidated net worth or (ii) any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company and its subsidiaries, on a consolidated basis.

(vii)	Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the results of operations, management, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or on the ability of the Company to perform its obligations under this Agreement or to issue and deliver the Shares (a “Material Adverse Effect”).

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(viii)	Good Standing of Subsidiaries; Other Matters. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”), if any, has been duly organized and is validly existing as a corporation, limited liability company, partnership or real estate investment trust, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has corporate, limited liability company, partnership or trust, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited liability company, partnership or real estate investment trust, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital shares of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are or will be owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding capital shares of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

(ix)	Capitalization. The authorized, issued and outstanding capital shares of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable (except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus), and none of such capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company; and all the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as otherwise described in the Registration Statement, General Disclosure Package and the Prospectus, each of the Subsidiaries is wholly-owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(x)	Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

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(xi)	Authorization of the Shares. Upon the filing of an amendment to the declaration of trust of the Company as amended and supplemented to date, with, and the acceptance thereof by, the State Department of Assessments and Taxation of the State of Maryland, the Shares to be issued and sold pursuant to this Agreement will have been duly authorized by the Company and, when issued and delivered to the Underwriters against payment therefor as provided hereunder, will have been validly issued and will be fully paid, non-assessable (except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus) and free of preemptive or similar rights; there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any Common Shares of, or other ownership interest in, the Company, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except for awards under the Company’s Second Amended and Restated 2012 Equity Compensation Plan (the “Equity Compensation Plan”) made in the ordinary course of business; all outstanding Common Shares, except for shares issued pursuant to the Equity Compensation Plan and shares issued to The RMR Group LLC (the “Manager”) and its affiliates, are listed on The Nasdaq Stock Market LLC (the “Nasdaq”) and the Company knows of no reason or set of facts which is likely to result in the delisting of such Common Shares or the inability to list the Shares; and there are no currently exercisable rights of holders of other securities of the Company to the registration of Common Shares or other securities that would require inclusion of such Common Shares or other securities in the offering of the Shares or registration in the Registration Statement or otherwise.

(xii)	Descriptions of the Shares. The Shares will conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii)	Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its declaration of trust, charter, bylaws, limited liability company agreement, partnership agreement or other comparable governing document, as the case may be, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except, with respect to clause (ii) above, for such defaults that would not, singly or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares and other transactions as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary trust action and, except as would not, singly or in the aggregate, have a Material Adverse Effect, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the declaration of trust, charter, bylaws, limited liability company agreement, partnership agreement or comparable governing document, as the case may be, of the Company or any of its subsidiaries or, except as would not, singly or in the aggregate, have a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(xiv)	Absence of Proceedings. There is not now pending or, to the knowledge of the Company, any threatened litigation, action, suit or proceeding to which the Company or any of its subsidiaries is or will be a party before or by any court or governmental agency or body, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as stated therein), or which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect or would prohibit the consummation of the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or under this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xv)	Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required, except for the absence of any such description or filing as would not cause any material noncompliance with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xvi)	Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or under this Agreement, except such as may be required and will be obtained or made at or prior to the Closing Time and such as may be required by the securities or Blue Sky laws or real estate syndication laws of the various states in connection with the offer and sale of the Shares and, in the case of the performance thereof, except as are contemplated by the express terms of such documents to occur after the Closing Time and except (x) such as are otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus or (y) such that the failure to obtain would not have a Material Adverse Effect.

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(xvii)	Possession of Intellectual Property. The Company and each of its subsidiaries owns, or possesses adequate rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and other rights necessary for the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of conflict with, or infringement of, the asserted rights of others with respect to any such patents, trademarks, trade names, service marks, copyrights, licenses and other such rights (other than conflicts or infringements that, if proven, would not, singly or in the aggregate, have a Material Adverse Effect), and neither the Company nor any of its subsidiaries knows of any basis therefor.

(xviii)	Possession of Licenses and Permits. The Company and its subsidiaries have, and at the Closing Time and at any Date of Delivery will have, all permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities (“Approvals”) as may be necessary for the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except for those Approvals the absence of which would not have a Material Adverse Effect, and to the knowledge of the Company, each manager or lessee of a Hotel or Retail Property has, and at the Closing Time and at any Date of Delivery will have, all Approvals as may be necessary to lease, operate or manage each such Hotel or Retail Property, as the case may be, in the manner described in or contemplated by the General Disclosure Package and the Prospectus, except for those Approvals the absence of which would not, singly or in the aggregate, have a Material Adverse Effect.

(xix)	Title to Property. Except as would not, singly or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have good and marketable fee or leasehold title to all real property owned or leased by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, or other monetary claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, (B) in the case of liens for taxes not yet due and payable and (C) in the case of personal property located at certain Hotels and Retail Properties, such as are subject to purchase money, equipment lease or similar financing arrangements which have been entered into in the ordinary course of business. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, in each case, except as would not, singly or in the aggregate, have a Material Adverse Effect.

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(xx)	Investment Company Act. Neither the Company nor any of its subsidiaries is, or upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, or an “investment adviser” as such term is defined in the Investment Advisers Act of 1940, as amended.

(xxi)	Environmental Laws. (a) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, have a Material Adverse Effect, (i) the Company, and, to its knowledge, each Hotel, and each Retail Property, is, and at the Closing Time and at any Date of Delivery will be, in compliance with all applicable federal, state and local laws and regulations relating to the protection of human health (from exposure to hazardous or toxic substances), the environment, hazardous or toxic substances and wastes, pollutants and contaminants (“Environmental Laws”), (ii) the Company, or, to its knowledge, its lessees or managers, as applicable, have received, or at the Closing Time and at any Date of Delivery will receive, all permits, licenses or other approvals required under applicable Environmental Laws to conduct the respective businesses presently conducted at each Hotel and each Retail Property and (iii) the Company or, to its knowledge, its lessees or managers, as applicable, are, or at the Closing Time and at any Date of Delivery will be, in compliance with all terms and conditions of any such permit, license or approval.

(b)            To the knowledge of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, remediation or closure of properties or compliance with Environmental Laws and any potential liabilities to third parties) that, at the date hereof, would, or at the Closing Time and at any Date of Delivery will, singly or in the aggregate, have a Material Adverse Effect.

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(c)            In respect of each Hotel and each Retail Property, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) no Hotel or Retail Property is in violation of any applicable building code, zoning ordinance or other land use law or regulation, except where such violation of any applicable building code, zoning ordinance or other land use law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (ii) the Company has not received notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any Hotel or Retail Property that would have, singly or in the aggregate, a Material Adverse Effect; (iii) there does not exist any material violation of any declaration of covenants, conditions and restrictions with respect to any Hotel or Retail Property that would have, singly or in the aggregate, a Material Adverse Effect, or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (iv) the improvements comprising any portion of any Hotel or Retail Property (the “Improvements”) are free of any and all material physical, mechanical, structural, design and construction defects that would have, singly or in the aggregate, a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition, in proper working order and free of defects, except to the extent the failure of such systems being in good condition, in working order and free of defects would not have, singly or in the aggregate, a Material Adverse Effect.

(xxii)	Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2024 have been filed and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income or corporate tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax or corporate tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

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(xxiii)	REIT Qualification. The Company is organized in conformity with the requirements for qualification as, and as of the date hereof the Company operates, and at the Closing Time and at any Date of Delivery the Company will operate, in a manner that qualifies the Company as, a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, for 2026 and subsequent years. The Company qualified as a real estate investment trust under the Code for each of the taxable years ended December 31, 1995 through December 31, 2025.

(xxiv)	Possession of Insurance. The Company and its subsidiaries and the Hotels and Retail Properties are, and at the Closing Time and at any Date of Delivery will be, insured in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which the Company and its subsidiaries are engaged and propose to engage, except to the extent the failure to obtain such insurance and keep it in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and the Company has no reason to believe that it, its subsidiaries or its tenants will not be able to renew such insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue its business at economically viable rates. The Company and/or its subsidiaries, as applicable, has obtained an ALTA Owner’s Policy of Title Insurance or its local equivalent (or an irrevocable commitment to issue such a policy) on all of the Hotels and Retail Properties owned by the Company or its subsidiaries and such title insurance is in full force and effect, except to the extent the failure to obtain such title insurance and keep it in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect.

(xxv)	Absence of Indebtedness. At the Closing Time and at any Date of Delivery, the Company will have no indebtedness for money borrowed except: (i) amounts outstanding under the Company’s $650 million aggregate principal amount secured revolving credit facility which matures in 2027; (ii) $45 million aggregate principal amount outstanding under the Company’s $45 million aggregate principal amount secured variable funding note which matures in 2027; (iii) $580.2 million aggregate principal amount at maturity of the Company’s zero coupon Senior Secured Notes due 2027; (iv) $100 million aggregate principal amount of the Company’s 4.95% Senior Notes due 2027; (v) $450 million aggregate principal amount of the Company 5.50% Senior Notes due 2027; (vi) $400 million aggregate principal amount of the Company’s 3.95% Senior Notes due 2028; (vii) $425 million aggregate principal amount of the Company’s 4.95% Senior Notes due 2029; (viii) $400 million aggregate principal amount of the Company’s 4.375% Senior Notes due 2030; (ix) $1 billion aggregate principal amount of 8.625% Senior Secured Notes due 2031; (x) $500 million aggregate principal amount of the Company’s 8.875% Senior Guaranteed Unsecured Notes due 2032; (xi) $1,351 million aggregate outstanding principal amount of net lease mortgage notes issued by certain wholly owned, indirect subsidiaries of the Company; (xii) indebtedness pursuant to purchase money, equipment lease or similar financing arrangements in respect of personal property located at certain Hotels and Retail Properties, which have been entered into in the ordinary course of business and that are not in the aggregate material; and (xiii) any indebtedness as to which the Representative shall have given its prior written consent.

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(xxvi)	Disclosure Controls. The Company and each of its Subsidiaries has established and maintain disclosure controls and procedures and effective internal control over financial reporting (as such terms are defined in Rule 13a-15 and 15d-15 under the 1934 Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the 1934 Act. Such disclosure controls and procedures (a) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer (or persons performing similar functions), particularly during the periods in which the filings made by the Company with the Commission which it may make under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act are being prepared, (b) have been evaluated for effectiveness as of the end of the period covered by the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Commission and (c) are effective to perform the functions for which they were established. The Company’s independent registered public accounting firm and the audit committee of the board of trustees of the Company have been advised of (x) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification were complete and correct as of the dates made. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting. As of December 31, 2025, there were no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting.

(xxvii)	XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(xxviii)	Periodic Reporting Requirements. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act and files reports with the Commission on EDGAR.

(xxix)	Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s trustees or officers, in their capacities as such, to comply in any material respect with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxx)	Good Standing of the Manager. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Manager, whether or not arising in the ordinary course of business, that would, singly or in the aggregate, have a Material Adverse Effect. The Second Amended and Restated Business Management Agreement, dated as of June 5, 2015, between the Company and the Manager, as amended by the First Amendment to Second Amended and Restated Business Management Agreement effective as of August 1, 2021 and the Second Amendment to Second Amended and Restated Business Management Agreement effective as of January 1, 2026, has been duly authorized, executed and delivered by the parties thereto and constitutes the legal and valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(xxxi)	Anti-Corruption Laws. None of the Company, the Company’s subsidiaries or, to the knowledge of the Company, any trustee, director, officer, agent, affiliate, or other person acting on behalf of the Company or its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such person of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any other similar law or regulation of any jurisdiction relating to the prevention or prohibition of bribery or corruption (together with the FCPA, collectively, the “Anti-Corruption Laws”), in each case if and to the extent applicable, including, without limitation, by taking any action in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office. The Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their respective businesses in compliance with applicable Anti-Corruption Laws and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith.

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(xxxii)	Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and any related or similar laws, rules, regulations or guidelines of any jurisdiction relating to the prevention or prohibition of money laundering or terrorism financing (collectively, the “Anti-Money Laundering Laws”), in each case if and to the extent applicable. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiii)	Sanctions. None of the Company, the Company’s subsidiaries or, to the knowledge of the Company, any trustee, officer, agent, affiliate or person acting on behalf of the Company or its subsidiaries is currently the subject or target of any economic or financial sanctions (collectively, “Sanctions”) administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom (including, without limitation, His Majesty’s Treasury), or any other relevant sanctions authority (each, a “Sanctions Authority”), including, without limitation, by virtue of being (i) identified on any Sanctions-related list of designated persons maintained by any Sanctions Authority, including, without limitation, the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (ii) domiciled, organized or resident in a country or territory that is the subject or target of Sanctions (as of the date hereof, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria (with respect to Syria, only until July 1, 2025)) (each a “Sanctioned Country”), or (iii) owned or controlled, directly or indirectly, by any person described in the foregoing clause (i) or (ii) (any such person, a “Sanctioned Person”). Neither the Company nor any of its subsidiaries has engaged, since April 24, 2019, or is engaged currently, in any dealings or transactions (A) with or involving any Sanctioned Person or Sanctioned Country, or (B) in any manner in violation of applicable Sanctions.

(xxxiv)	Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Company will not, directly or indirectly, use any portion of the proceeds of the sale of the Shares hereunder or other transactions contemplated in the Statutory Prospectus, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person: (i) in violation of applicable Anti-Corruption Laws or Anti-Money Laundering Laws; (ii) to fund, finance or facilitate any dealings of or business with or involving any Sanctioned Person or Sanctioned Country; or (iii) in any other manner that would constitute or give rise to a violation of Sanctions by any Person (including any Person involved in or facilitating the sale of the Shares or the consummation of such transaction, whether as initial purchaser, underwriter or otherwise).

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(xxxv)	Absence of Manipulation. Neither the Company nor any subsidiary or other affiliate of the Company has taken, nor will the Company or any subsidiary or other affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the 1934 Act.

(xxxvi)	Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii)	Cybersecurity. Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any of its subsidiaries has been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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(b)            Officers’ Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

SECTION 2.           Sale and Delivery to the Underwriters; Closing.

(a)            Shares. The commitments of the several Underwriters to purchase the Shares, at a purchase price of $1.134 per Common Share pursuant to the terms hereof shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(b)           Underwriters’ Option. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 62,500,000 Shares at the purchase price set forth in Section 2(a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares. The option hereby granted will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters but shall not be later than seven full business days, nor earlier than two full business days, after the exercise of said option, nor in any event prior to Closing Time, unless otherwise agreed upon by the Underwriters and the Company.

(c)           Payment. Payment of the purchase price for, and delivery of, the Initial Shares shall be made at the offices of Sidley Austin LLP, New York, New York, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the first (second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day following the date of this Agreement (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that the option described in Section 2(b) is exercised by the Underwriters, payment of the purchase price for and delivery of the Option Shares shall be made at the above-mentioned offices of Sidley Austin LLP, or at such other place as shall be agreed upon by the Representative and the Company on each Date of Delivery as specified in the notice to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for, or other evidence of, the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase. Yorkville Securities, LLC, individually and not as the representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

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(d)            Denominations; Registration. The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representative shall request not later than two business days prior to the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, shall be made available for inspection not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be, at the office of The Depository Trust Company or its designated custodian.

SECTION 3.           Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            Immediately following the execution of this Agreement, the Company will prepare a Prospectus setting forth the number of Shares covered thereby and their terms not otherwise specified in the Statutory Prospectus, the names of the Underwriters, the public offering price for the Shares, the price at which the Shares are to be purchased by the Underwriters from the Company, and such other information as the Representative and the Company deem appropriate in connection with the offering of the Shares; and the Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will furnish to the Underwriters as many copies (including by electronic means, if so requested in lieu of paper copies) of the Prospectus as they shall reasonably request, including, if requested by the Underwriters, in addition to or in lieu thereof, electronic copies of the Prospectus. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b)            During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required under the 1933 Act or the 1934 Act to be delivered in connection with sales by the Underwriters or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations (the “Prospectus Delivery Period”), the Company will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) of the transmittal to the Commission for filing of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus or documents incorporated or deemed to be incorporated by reference therein, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus with respect to the Shares or for additional information relating thereto, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

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(c)            During the Prospectus Delivery Period, prior to amending or supplementing the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Company will furnish to the Representative for review a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representative shall reasonably object. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative shall reasonably object by written notice of the Representative to the Company.

(d)            If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Shares remain unsold by the Underwriters, the Company will, prior to that date, (i) promptly notify the Representative and (ii) promptly file, if it has not already done so and is eligible to do so, an automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representative. If at the Renewal Deadline the Company is not eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, (i) promptly notify the Representative, (ii) promptly file, if it has not already done so, a new registration statement or post-effective amendment on the proper form relating to such Shares, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective within 180 days after that date and (iv) promptly notify the Representative of such effectiveness. References herein to the “Registration Statement” will include such automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be, if and when filed.

(e)            Upon request, the Company will deliver to the Underwriters a conformed copy of the Original Registration Statement as originally filed and of each amendment thereto filed prior to the termination of the initial offering of the Shares (including exhibits filed therewith or incorporated by reference therein and the documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3).

(f)            The Company will furnish to the Underwriters, from time to time during the Prospectus Delivery Period, such number of copies (including by electronic means, if so requested by the Underwriters, in addition to or in lieu of, paper copies) of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or 1934 Act Regulations.

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(g)            If, at any time during the Prospectus Delivery Period, any event shall occur as a result of which it is necessary, in the opinion of the Representative, which shall be communicated in writing to the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered, the Company will promptly either (i) forthwith prepare and furnish to the Underwriters an amendment of or supplement to the Prospectus or (ii) make an appropriate filing pursuant to Section 13, 14 or 15 of the 1934 Act, in each case, in form and substance reasonably satisfactory to the Representative, which will amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered, not misleading. If at any time after the date hereof, an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement in a manner reasonably satisfactory to the Representative, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 5 hereof.

(h)            The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus”, as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(i)             The Company will endeavor in good faith, in cooperation with the Representative, to qualify the Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Representative may designate; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or trust or to file any general consent to service of process. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Shares.

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(j)             The Company will make generally available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of at least twelve months beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement. “Earning statement”, “make generally available” and “effective date” will have the meanings contained in Rule 158 of the 1933 Act Regulations.

(k)            The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(l)            The Company currently intends to continue to qualify as a “real estate investment trust” under the Code, and use its best efforts to continue to meet the requirements for qualification as a “real estate investment trust” under the Code.

(m)           The Company will timely file any document which it is required to file pursuant to the 1934 Act prior to the termination of the offering of the Shares.

(n)            The Company will use its best efforts to effect the listing of the Shares on the Nasdaq.

(o)            During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Yorkville Securities, LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued pursuant to the Equity Compensation Plan or any dividend reinvestment plan, (C) the issuance of any Common Shares to owners of any assets, property or business which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such assets, property or business; provided that Yorkville Securities, LLC receives a signed lock-up agreement in substantially the form of Exhibit A hereto for the balance of the 90-day restricted period from the recipients receiving Common Shares in connection with any such acquisitions, and (D) any registration statement on Form S-8 under the 1933 Act with respect to the foregoing clauses (B) and (C).

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SECTION 4.           Payment of Expenses.

(a)            Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment or supplement thereto, (ii) the preparation, issuance and delivery of the Shares and any certificates for the Shares to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents, as well as their respective counsel, (iv) the reasonable fees and disbursements of counsel for the Underwriters up to $500,000, (v) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Company or the Underwriters in connection therewith and in connection with the preparation, printing and delivery of a Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus, any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses incurred in connection with the listing of the Shares on the Nasdaq, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares, (ix) the cost of providing any CUSIP or other identification numbers for the Shares, and (x) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the sixth paragraph of Section 1(a)(i) hereof (it being understood that the representation contained in such paragraph shall not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company by the Underwriters through the Representative in writing expressly for use in the General Disclosure Package), which information consists solely of the information identified in Section 6(b) below.

(b)            Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters up to $500,000.

SECTION 5.           Conditions of the Underwriters’ Obligations. The Underwriters’ obligations to purchase and pay for the Shares pursuant to the terms hereof are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B) and any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

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(b)            Opinion of Counsel for the Company. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Sullivan & Worcester LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters.

In rendering their opinion, Sullivan & Worcester LLP may rely upon an opinion, dated the Closing Time, of Duane Morris LLP as to matters governed by Maryland law, provided that such reliance is expressly authorized by such opinion. In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act, that their opinions, if any, with respect to subsidiaries organized in jurisdictions other than Massachusetts, Delaware or New York are based on their review of statutes of such jurisdictions comparable to such Delaware statutes, and that their opinion with respect to the qualification of the Company and its subsidiaries to do business in jurisdictions other than their respective jurisdictions of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

(c)            Opinion of Special Maryland Counsel for the Company. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Duane Morris LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to the Representative.

(d)            Opinion of Counsel for the Underwriters. At the Closing Time the Representative shall have received an opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Representative.

In rendering their opinion as aforesaid, Sidley Austin LLP may rely upon an opinion, dated the Closing Time, of Duane Morris LLP as to matters governed by Maryland law, and the opinion of Sullivan & Worcester LLP referred to above as to matters governed by Massachusetts law.

(e)            Officers’ Certificate. At the Closing Time, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change and the Representative shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated the Closing Time, to the effect that (i) there has been no Material Adverse Change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending, or, to such officers’ knowledge, are threatened by the Commission.

(f)            Manager’s Certificate. At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, any material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Manager, whether or not arising in the ordinary course of business; and the Representative shall have received, at the Closing Time, a certificate of the President or a Vice President of the Manager evidencing compliance with this subsection (f).

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(g)            Deloitte & Touche LLP Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements (including financial statements pursuant to Rule 3-14 of Regulation S-X and pro forma financial statements, if applicable) and certain other financial information contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)            Bring-down Deloitte & Touche LLP Comfort Letter. At the Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)            Lock-Up Agreements. At the time of the execution of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(j)            CFO Certificate. At the Closing Time, the Representative shall have received a certificate from the Chief Financial Officer or Chief Accounting Officer of the Company, in form and substance reasonably satisfactory to the Representative.

(k)            No Objection. If the Registration Statement or the offering of the Shares has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)            Additional Documents. At the Closing Time and at each Date of Delivery, the Company shall have furnished counsel for the Underwriters with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative.

(m)            Date of Delivery Documentation. In the event the Underwriters exercise the option described in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company included herein and the statements in any certificates furnished by the Company hereunder or any of its subsidiaries shall be true and correct as of each Date of Delivery (except those which speak as of a certain date, in which case as of such date) and, at the relevant Date of Delivery the Representative shall have received:

(i)            A certificate of the President or a Vice President and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such Date of Delivery, confirming that their certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true as of such Date of Delivery.

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(ii)            A certificate of the President or Vice President of the Manager, dated such Date of Delivery, confirming that his or her certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true as of such Date of Delivery.

(iii)            The favorable opinion of Sullivan & Worcester LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)            The favorable opinion of Duane Morris LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)            The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi)            A letter from Deloitte & Touche LLP, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vii)            A certificate of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such Date of Delivery, confirming that their certificate delivered at the Closing Time pursuant to Section 5(j) hereof remains true as of such Date of Delivery.

(n)            Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 13, 14, 15 and 16 hereof shall survive any such termination and remain in full force and effect.

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SECTION 6.           Indemnification.

(a)            Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors and agents, their affiliates, and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the successors and assigns of all of the foregoing persons as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433 of the 1933 Act Regulations) not constituting an Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representative in writing expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), which information consists solely of the information identified in Section 6(b) below.

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(b)            Indemnification of the Company, the Company’s Trustees and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, their affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the successors and assigns of all of the foregoing persons, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representative in writing expressly for use therein, it being agreed that the only such information consists of (i) the names of the Underwriters as set forth on the cover page of the preliminary prospectus and the Prospectus; (ii) the statements in the first paragraph (concerning concessions and reallowances) under the heading “Underwriting (Conflicts of Interest) — Commissions, Discounts and Expenses”; (iii) the fourth paragraph under “Underwriting (Conflicts of Interest)”; (iv) the first and second full paragraphs under the heading “Underwriting (Conflicts of Interest) — Price Stabilization and Short Positions” and (v) the statements under the heading “Underwriting (Conflicts of Interest) — Electronic Distribution”.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified parties and payment of all fees and expenses. The indemnified parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified parties unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified parties and the indemnifying party and the indemnified parties shall have been advised by such counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designated in writing by the indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.           Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant hereto or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant hereto shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Shares as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

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Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriters has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ contribution obligations under this Section 7 are several, in proportion to their respective underwriting commitments, and not joint.

SECTION 8.           Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement of the Company or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons, or by or on behalf of the Company, and shall survive delivery of and payment for the Shares.

SECTION 9.           Termination.

(a)            The Underwriters may terminate this Agreement by notice to the Company at any time at or prior to Closing Time (i) if there has occurred any change, or any development or event involving a prospective change since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, in the condition (financial or other), business, prospects or liquidity, results of operations of the Company and its subsidiaries taken as one enterprise which, in the sole judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (ii) if any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representative, be likely to prejudice materially the success of the proposed issuance, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) if trading in the Common Shares has been suspended by the Commission or the Nasdaq, or there has been any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) if there has occurred any material suspension or material limitation of trading in securities generally on the Nasdaq, or any setting of minimum prices for trading on such exchange; (v) if there has occurred any banking moratorium declared by U.S. Federal or New York authorities; (vi) if there has occurred any major disruption of settlements of securities or clearance services in the United States; or (vii) if any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the sole judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares.

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(b)            If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13, 14, 15 and 16 hereof shall survive such termination and remain in full force and effect.

SECTION 10.         Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)            if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date pursuant hereto, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full number thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)            if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date pursuant hereto, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Yorkville Securities, LLC at 1012 Springfield Avenue, Mountainside, New Jersey 07092 Email: legal@yorkvilleglobal.com; and notices to the Company shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, attention of Brian E. Donley, Chief Financial Officer and Treasurer, Email: bdonley@rmrgroup.com.

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SECTION 12.         No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transaction contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.         Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.         GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.         Submission to Jurisdiction. Each party hereto hereby irrevocably agrees, accepts and submits itself to the exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

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SECTION 16.      Waiver of Jury Trial. All parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.      Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the Shares shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 18.      Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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SECTION 19.      Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SERVICE PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SERVICE PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SERVICE PROPERTIES TRUST. ALL PERSONS DEALING WITH SERVICE PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SERVICE PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Signature Pages Follow]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Yorkville Securities, LLC

By:	Yorkville Securities, LLC

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-CEO

For themselves and as the Representative of the other underwriters named in Schedule A hereto.

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Schedule A

Underwriter	Number of Initial Shares
Yorkville Securities, LLC	316,250,000
JonesTrading Institutional Services LLC	52,083,334
B. Riley Securities, Inc.	29,791,667
Oppenheimer & Co. Inc.	7,083,333
Ladenburg Thalmann & Co. Inc.	6,250,000
Murial Siebert & Co., LLC	5,208,333
Total	416,666,667

Sch. A-1

Schedule B

Schedule of Issuer Free Writing Prospectuses included in the General Disclosure Package

1.	Issuer Free Writing Prospectus dated and filed with the Commission on March 30, 2026

Sch. B-2

Schedule C

Locked-Up Trustees, Executive Officers and Shareholders

Adam D. Portnoy

Brian E. Donley

William A. Lamkin

Donna D. Fraiche

Christopher J. Bilotto

Laurie B. Burns

Robert E. Cramer

Rajan C. Penkar

The RMR Group LLC

Sch. C-1

Schedule D

416,666,667 Shares

Service Properties Trust

Common Shares of Beneficial Interest

PRICE-RELATED INFORMATION
INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

Price to public: $1.20 per common share

Shares offered: 416,666,667 common shares of beneficial interest, par value $.01 per share

Trade date: April 1, 2026

Settlement date: April 2, 2026

In connection with this offering, the Company granted the Underwriters an option to purchase up to 62,500,000 common shares of beneficial interest, par value $.01 per share.

The RMR Group LLC has agreed to purchase 41,666,666 common shares.

Christopher J. Bilotto, the Company’s Managing Trustee, President and Chief Executive Officer has agreed to purchase 100,000 common shares.

Brian E. Donley, the Company’s Chief Financial Officer and Treasurer has agreed to purchase 55,000 common shares.

Donna D. Fraiche, one of the Company’s Independent Trustees, has agreed to purchase 83,333 common shares.

Rajan Penkar, one of the Company’s Independent Trustees, has agreed to purchase 10,000 common shares.

Helix Partners has agreed to purchase 55,700,000 common shares and such common shares are not subject to the lock-up agreement.

YA II PN, Ltd., a fund managed by Yorkville Advisors, Global, LP, an affiliate of Yorkville Securities, LLC, one of the underwriters of the offering, has agreed to purchase 20,833,333 common shares and such common shares are not subject to the lock-up agreement.

Sch. D-1

Exhibit A

March 31, 2026

Yorkville Securities, LLC

1012 Springfield Avenue

Mountainside, New Jersey 07092

as the Representative of the several Underwriters

Re:           Proposed Public Offering of Common Shares by Service Properties Trust

Ladies and Gentlemen:

The undersigned, a shareholder and an executive officer and/or trustee of Service Properties Trust, a Maryland real estate investment trust (the “Company”), understands that Yorkville Securities, LLC, as the representative of the several underwriters named therein (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Agreement”) with the Company providing for the public offering of common shares of beneficial interest, par value $.01 per share (the “Common Shares”) of the Company. In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during a period of 90 days from the date of the Agreement, the undersigned will not, without the prior written consent of Yorkville Securities, LLC, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

Ex. A-1

Notwithstanding the foregoing, the undersigned may transfer its Common Shares (i) as a bona fide gift or gifts, (ii) as donations to charitable organizations, (iii) by will or the laws of descent and distribution, (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, or (v) with the prior written consent of Yorkville Securities, LLC on behalf of the Underwriters; provided, however, that it shall be a pre-condition to such transfers set forth in (i), (ii), (iii) or (iv) above that (a) the transferee or donee executes and delivers to Yorkville Securities, LLC a lock-up agreement in form and substance satisfactory to Yorkville Securities, LLC, (b) no filing by any party (transferor, transferee, donor or donee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the 90-day lock-up period), (c) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition. For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a business trust, real estate investment trust, limited liability company, partnership, corporation or other entity, the undersigned may transfer its shares to any of its direct or indirect wholly-owned subsidiaries; provided, however, that it shall be a pre-condition to such transfer or distribution that (a) the transferee executes and delivers to Yorkville Securities, LLC a lock-up agreement in form and substance satisfactory to Yorkville Securities, LLC, (b) no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D A or 13G A) made after the expiration of the 90-day lock-up period), (c) each party (transferor or, transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition.

If (a) for any reason the Agreement shall be terminated on or before the Closing Time (as defined in the Agreement) or (b) the Company notifies you in writing, with a copy to Yorkville Securities, LLC, that it does not or the Underwriters do not intend to proceed with the public offering contemplated by the proposed Agreement, this letter shall automatically be terminated.

[Signature Page Follows]

Ex. A-2

Very truly yours,

Signature:

Print Name:

Ex. A-3